                                                                  Exhibit 10.7.3

                                    AGREEMENT

                  AGREEMENT, dated as of October 20, 2004 (this "Agreement"), between Stena AB (publ), a company incorporated in the Kingdom of Sweden
("Stena"), and Concord Ltd., a company incorporated in the Islands of Bermuda
(the "Owner").

                                    RECITALS

                  WHEREAS, Northern Marine Management Ltd., a company
incorporated in Scotland (the "Manager"), and the Owner are entering into a Ship
Management Agreement on the date hereof (as amended from time to time, the "Ship
Management Agreement") pursuant to which the Manager will agree to provide certain services with respect to that certain motor tanker vessel called M/T
Stena Concord bearing Official Number 733744 registered in the name of the Owner under Bermuda flag (the "Vessel");

                  WHEREAS, the Manager is a wholly-owned subsidiary of Stena;
and

                  WHEREAS, in order to induce the Owner to enter into the Ship
Management Agreement with the Manager, Stena desires to execute this Agreement to guarantee the Manager's payment obligations under the Ship Management
Agreement in respect of certain off-hire periods and to provide a replacement ship manager in the event the Manager fails to perform its obligations under the
Ship Management Agreement, in each case as more fully described below.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  Section 1. Guarantee of Off-Hire Indemnity Payments. Stena, as
primary obligor and not merely as surety, hereby irrevocably, unconditionally and absolutely hereby guarantees to the Owner the due and punctual payment of all amounts due to the Owner from the Manager in respect of the Manager's indemnification of the Owner for days of off-hire or reduced-hire pursuant to
Clause 24 of the Ship Management Agreement (the "Guaranteed Obligations"). In
case of failure of the Manager punctually to pay any of the amounts necessary to satisfy the Guaranteed Obligations, Stena shall cause such amounts to be paid punctually when and as the same shall become due and payable as if such payment were made by the Manager. Stena also shall pay any and all expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the
Owner in enforcing its rights under this Agreement provided that the Owner is successful in enforcing its rights hereunder.

                  Section 2. Unconditional Obligations. The obligations of Stena under this Agreement to guarantee the Guaranteed Obligations set forth in
Section 1 above

shall be absolute and unconditional irrespective of (i) any lack of enforceability against the Manager of the Guaranteed Obligations, (ii) any change of the time, manner or place of payment, or any other term, of the
Guaranteed Obligations, (iii) the failure, omission, delay or lack on the part of the Owner to assert any claim or demand or to enforce any right or remedy against Stena or the Manager, (iv) any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, (v) any invalidity, illegality or unenforceability in whole or in part of the Ship Management
Agreement and (vi) any law, regulation or order of any jurisdiction affecting any term of the Guaranteed Obligations or the Owner's rights with respect thereto. Stena hereby waives promptness, diligence, protest, demand of payment and notices with respect to the Guaranteed Obligations and any requirement that the Owner exhaust any right or take any action against the Manager.
Notwithstanding anything in this Agreement to the contrary, Stena shall be entitled to the benefit of any right to or claim of any defense, setoff, counterclaim, recoupment or termination to which the Manager is entitled other than those referred to in clause (v) of this Section 2.

                  Section 3. Nature of Guaranteed Obligations. (a) Stena hereby agrees that its obligations under its guarantee of the Guaranteed Obligations constitute a guaranty of payment and not of collection only.

                  (b) Any and all payments by Stena under the Guaranteed
Obligations shall be made free and clear of, and without deduction or withholding for or on account of, any and all taxes, monetary transfer fees or other amounts except to the extent such deduction or withholding of any tax is required by applicable law. If Stena shall be required by applicable law to deduct or withhold any tax or other amount from or in respect of any sum payable hereunder to or for the benefit of the Owner, to the extent the amount to be received from Stena after such withholding is less than the amount that would have been received from the Manager, Stena shall pay to the Owner such additional amount as shall be necessary to enable the Owner to receive, after such withholding (including any withholding with respect to such additional amount), the amount it would have received if such withholding had not been required.

                  Section 4. Covenant to Provide Replacement Ship Manager. In
the event that the Manager fails to perform its obligations under the Ship
Management Agreement other than the Guaranteed Obligations and such failure continues for 10 days following notice thereof by the Owner to Stena and the
Manager and the expiration of any cure period under the Ship Management
Agreement, upon notice to Stena and the Manager that the Owner intends to terminate the Ship Management Agreement with the Manager, Stena shall (i)
provide a replacement ship manager to perform the obligations of the Manager set forth in the Ship Management Agreement on substantially the same terms as the
Ship Management Agreement and for the same amounts payable to the Manager pursuant to the Ship Management Agreement and (ii) either (A) enter into an agreement with the Owner on the same terms as set forth herein with respect to the Guaranteed Obligations of such replacement ship manager or (B) provide such evidence as the Owner may reasonably require that this Agreement shall continue in full force and effect with respect to such replacement ship manager.

                  Section 5. Insolvency. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, in whole or in part of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Owner upon the bankruptcy, insolvency, reorganization, arrangements, adjustment, composition, dissolution, liquidation, or the like, of the Manager or Stena, or as a result of the appointment of a custodian, receiver, trustee, or other officer with similar powers with respect to the Manager or Stena or any substantial part of either person's respective property, or otherwise, all as though such payment had not been made notwithstanding any termination of this Agreement or the Ship Management
Agreement.

                  Section 6. Representations and Warranties of Stena. Stena
hereby represents and warrants to the Owner that this Agreement has been duly executed and delivered by Stena and constitutes a valid and binding obligation of Stena, enforceable against Stena in accordance with its terms.

                  Section 7. Waivers and Amendments; Non-Contractual Remedies;
Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party on exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.
The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

                  Section 8. Governing Law. This Agreement shall be construed, performed and enforced in accordance with the laws of the State of New York without giving effect to its principles or rules of conflict of laws thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

                  Section 9. Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of the United States
Federal and New York State courts located in New York City for the purposes of enforcing this Agreement or the transactions contemplated by this Agreement. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding may be enforced in any court of competent jurisdiction, either within or outside of the United
States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

                  Section 10. Notices. All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier two business days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered, and shall be delivered as follows:

                  If to the Owner:

                  Concord Ltd.
                  First Floor, The Hayward Building
                  22 Bermudiana Road
                  Hamilton, Bermuda, HM11
                  Telephone No.: (441) 292-7405
                  Facsimile No.: (441) 292-4258

                  If to Stena:

                  Stena AB
                  Masthuggskajen
                  SE-405 19
                  Goteborg, Sweden
                  Telephone No.:  +46 31 85 50 00
                  Facsimile No.:  +46 31 24 39 47

                  Section 11. Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  Section 12. Assignment; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. This
Agreement and any rights of either party hereunder, may not be assigned, directly or indirectly, without the prior written consent of the other party
(which consent may be withheld at the sole discretion of such other party), provided that Owner may assign its rights hereunder as security to its lenders.
Any assignment in violation of this Section 12 shall be void and shall have no force and effect, it being understood for the avoidance of doubt that in the event that a party shall merge or consolidate with or into another entity or enter into a business combination or other similar transaction with another entity, such transaction shall constitute an assignment.

                  Section 13. No Third-Party Beneficiaries. Nothing in this
Agreement will confer any rights or benefits upon any person or entity that is not a party, a successor or permitted assignee of a party to this Agreement.

                  Section 14. Negotiated Agreement. This Agreement has been
negotiated by the parties and the fact that the initial and final draft will have been prepared by either party or an intermediary will not give rise to any presumption for or against any party to this Agreement or be used in any respect or forum in the construction or interpretation of this Agreement or any of its provisions.

                  Section 15. Severability. If any provision of this Agreement is held to be void or unenforceable, in whole or in part, (i) such holding shall not affect the validity and enforceability of the remainder of this Agreement, including any other provision, paragraph or subparagraph, and (ii) the parties agree to attempt in good faith to reform such void or unenforceable provision to the extent necessary to render such provision enforceable and to carry out its original intent.

                  IN WITNESS WHEREOF, Stena has caused this Agreement to be
executed on its behalf by its officer thereunto duly authorized on the date first above written.

                                            STENA AB (PUBL)

                                            By /s/ Mats Berglund
                                              -------------------------
                                              Name: Mats Berglund
                                              Title: Attorney-in-fact

Accepted and Agreed to this
20th day of October, 2004

CONCORD LTD.

By:/s/ Marcello Ausenda
   ---------------------
   Name: Marcello Ausenda
   Title: Director